UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 12, 2017, Skyline Medical Inc. (the “Company”), in connection with a public offering (the “Offering”) of units of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell 1,750,000 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and 0.2 of a Series D Warrant, with each whole Series D Warrant purchasing one share of our common stock at an exercise price of $2.25 per whole share (the “Series D Warrants”). The shares of Common Stock and the Series D Warrants are immediately separable and will be issued separately. The public offering price for the Units is $2.25 per Unit and the purchase price for the Underwriter under the Underwriting Agreement is $2.0475 per Unit, resulting in an underwriting discount and commission of $0.2025 (or 9.00%) per Unit and total net proceeds to the Company before expenses of $3.58 million. The Company has also agreed to reimburse expenses incurred by the Underwriter up to $75,000.

The Company has granted the underwriter a 45-day option to purchase an additional (i) up to 175,000 additional shares of Common Stock at the public offering price per Unit less the price per Series D Warrant included in the Unit and less the underwriting discount and/or (ii) additional Series D Warrants to purchase up to 35,000 additional shares of Common Stock at a purchase price of $0.01 per Series D Warrant to cover over-allotments, if any.

Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities. The Underwriting Agreement also contains representations, warranties, conditions precedent to closing and other provisions customary for transactions of this nature.

The form of Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement.

Warrant Agency Agreement / Series D Warrants

The Series D Warrants are issued pursuant to the Warrant Agency Agreement, dated as of January 19, 2017 between the Company and Corporate Stock Transfer, Inc. (the “Warrant Agreement”). The Series D Warrants will separate from the shares of Common Stock included within the Unit immediately and be exercisable at any time on or after the date of issuance. The Series D Warrants will terminate on the fifth anniversary of the date of issuance and have an initial cash exercise price of $2.25 per whole share. The Series D Warrants may also be exercised on a cashless basis in the event that no effective registration statement or prospectus is available at the time of exercise. In this case, the number of shares issuable upon exercise of a warrant will be calculated pursuant to a formula based on the volume weighted average price of the stock, as described in the warrant. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

The Series D Warrants will not be exercisable or exchangeable by the holder of such warrants to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

If, at any time a Series D Warrant is outstanding, we consummate any fundamental transaction, as described in the Series D Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series D Warrants will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the Series D Warrant is exercisable immediately prior to such fundamental transaction.

The form of Warrant Agreement and the form of Series D Warrant certificate are filed as Exhibits 4.1 and 4.2 hereto and are incorporated into this Item 1.01 by reference. The foregoing description of the Series D Warrants is qualified in its entirety by reference to the full text of the Warrant Agreement and the form of Series D Warrant.

Item 8.01 Other Events.

As a result of the consummation of the Offering on January 19, 2017, the Company issued a total of 1,750,000 shares of Common Stock and 350,000 Series D Warrants.

As of such date, the Underwriter had the right to purchase an additional (i) up to 175,000 additional shares of Common Stock at the public offering price per Unit less the price per Series D Warrant included in the Unit and less the underwriting discount and/or (ii) additional Series D Warrants to purchase up to 35,000 additional shares of Common Stock at a purchase price of $0.01 per Series D Warrant to cover over-allotments, if any.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1 filed on January 10, 2017 (File No. 333-215005)).

4.1	Form of Series D Warrant Agency Agreement by and between Skyline Medical Inc. and Corporate Stock Transfer, Inc. and Form of Series D Warrant Certificate (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1 filed on January 10, 2017 (File No. 333-215005)).

4.2	Form of Series D Warrant Certificate (included as part of Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

skyline medical inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date:  January 19, 2017